LOAN AGREEMENT

This Loan Agreement (“Agreement”), dated as of March 27, 2006, is executed by MGN Technologies, Inc., a British Columbia corporation (“Borrower”) in favor of Alliance Capital Ventures, LLC, a Washington limited liability company (“Lender”).

RECITALS

a)

The Lender desires to loan funds to Borrower pursuant the terms of this Agreement and a Promissory Note of even date (the “Note”) in the principal amount of Four Hundred Thousand Dollars ($400,000).  Borrower and Lender have also entered into, or Borrower has executed in favor of Lender, the following: (i) a Pledge and Escrow Agreement of even date (the “Pledge and Escrow Agreement”) pursuant to which shareholders of the Borrower have pledged certain shares of the Borrower’s common stock as security for the Borrower’s payment obligations to Lender, (ii) a Security Agreement of even date (the “Security Agreement”) pursuant to which Borrower has pledged its assets as security for such obligations, (iii) a Private Placement Subscription Agreement of even date (the “Subscription Agreement”) and (iv) Stock Purchase Warrants of even date (“Stock Purchase Warrants”) to issue a total of 200,000 warrants.  This Agreement, the Note, the Pledge and Escrow Agreement, the Security Agreement, the Subscription Agreement and the Stock Purchase Warrants are collectively referred to as the “Loan Documents”.

b)

The Borrower desires to borrow funds from Lender on the terms and conditions set forth in this Agreement and the other Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees as follows:

i)

Loan Amount.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to advance to Borrower the principal sum of Four Hundred Thousand and No/100 US Dollars (US$400,000) (the “Loan”).

ii)

Loan Terms.  Borrower agrees that the following terms and conditions shall apply to the Loan.

a.

The term of the loan (the “Term”) shall be the earlier of (i) June 26, 2006, or (ii) the date upon which Borrower closes a round of equity financing with commitments in the aggregate of not less than One Million Dollars (US$1,000,000) (such date, the “Maturity Date” as provided for in the Note).  There shall be no monthly or other installment payments, and all sums due under the Note and other Loan Documents shall be paid in full on or before the Maturity Date.

b.

The Loan shall bear interest at the rate of ten percent (10%) during the Term; provided, however, that the full amount of interest shall be due and payable irrespective of whether the Loan is paid on or before the Maturity Date.

c.

Borrower agrees that upon the occurrence of an Event of Default as defined in the Note, Lender shall be entitled to receive and Borrower shall pay interest in accordance with Article 4 of the Note.

d.

At the Closing (as defined below), Borrower shall pay to Lender (i) an organization fee of Two Thousand and no/100 US Dollars (US$2,000) (“Organization Fee”), (ii) an origination fee of Forty Thousand and no/100 US Dollars (US$40,000) (“Origination Fee”), and (iii) legal fees of Seven Thousand Five Hundred and no/100 US Dollars (US$7,500) (“Legal Fees”).

e.

Borrower shall provide to Lender warrants to purchase Two Hundred Thousand (200,000) shares of the common stock of Borrower at a price of One and no/100 Dollar (US$1.00) as more fully described in the Stock Purchase Warrants and the Subscription Agreement.

iii)

Loan Documents.  The Loan made by Lender to Borrower hereunder shall be evidenced by the Note, in form satisfactory to Lender in its sole discretion, which Borrower will execute and deliver at the Closing together with the other Loan Documents as set forth in Section 5 below.  In order to secure the obligations of Borrower under this Agreement and the Note, Borrower and Lender shall enter into the Security Agreement and the Pledge and Escrow Agreement in form satisfactory to Lender in its sole discretion.  As further inducement to Lender to make the Loan, the Borrower will also execute the Stock Purchase Warrants in form satisfactory to Lender in its sole discretion.

iv)

Closing.  Subject to the satisfaction of the terms and conditions set forth in Section 5 below, the closing of the loan transaction contemplated by this Agreement (the “Closing”) shall take place on Monday, March 27, 2006 at 2:00 pm (the “Closing Date”) at the offices of counsel for Lender, or such other date as the parties shall agree.

v)

Conditions to Closing.

a.

The obligation of Lender to make and fund the Loan at the Closing is subject to satisfaction of the following:

i.

Borrower shall have delivered to Lender (A) copies of the minutes signed by the secretary of the Company’s Board of Directors or consent resolutions of Board members authorizing the execution, delivery and performance of each of the Loan Documents; (B) this Agreement, the Security Agreement, the Pledge and Escrow Agreement, the Stock Purchase Warrants and the Subscription Agreement duly executed by an authorized officer of Borrower; and (C) such other documents and instruments as Lender and its counsel may reasonably request consistent with the terms of this Agreement.  In Lender’s discretion, the Stock Purchase Warrants, which shall provide for warrants to purchase Two Hundred Thousand shares of Borrower’s common stock as more fully set forth in the Stock Purchase Warrants and the Subscription Agreement, may be in the form of four (4) Stock Purchase Warrants each granting warrants to purchase Fifty Thousand (50,000) shares of Borrower’s common stock but otherwise with identical terms and conditions.

ii.

Borrower shall have paid to Lender the Organization Fee, the Origination Fee, and the Legal Fees.

b.

The obligations of Borrower to proceed at the Closing are subject to satisfaction of the following:

i.

Lender shall have paid the Loan amount of US$400,000 (subject to deduction at the Closing for and payment to Lender of the Organization Fee, the Origination Fee, and the Legal Fees).

ii.

Lender shall have delivered this Agreement, the Security Agreement, and the Pledge and Escrow Agreement duly executed by Lender’s Manager, and the Subscription Agreement duly executed by the applicable subscriber.

vi)

Representations and Warranties of Borrower.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.  Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by Borrower.  Each of this Agreement and the Loan Documents constitutes the valid and legally binding obligation of Borrower, enforceable against it in accordance with their respective terms and conditions.  The execution, delivery and performance by Borrower of this Agreement and of the Loan Documents do not and shall not (i) conflict with or result in a breach of, (ii) result in the creation of a lien on Borrower’s assets pursuant to (other than with respect to the Security Agreement and the Pledge and Escrow Agreement), (iii) give a third party the right to modify, terminate or accelerate any obligations under or (iv) require any authorization, exemption or other action by or notice to or filing with a court or administrative or governmental body or agency (except as required by the Security Agreement and the Pledge and Escrow Agreement) pursuant to, any of the constituent documents of Borrower, any law, statute, rule or regulation to which Borrower or any of its assets is subject, or any agreement, instrument, order, judgment or decree to which Borrower is subject.

vii)

Miscellaneous.

(1)

Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower under this Loan Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, three (3) business days after mailed; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.  Delivery of notice to either party’s counsel as shown below shall not constitute notice to such party.

Lender:

Alliance Capital Ventures, LLC

c/o Salter Joyce Ziker, PLLC

1601 Fifth Avenue

Suite 2040

Seattle, Washington 98101

Telephone:  206.957.5960

Facsimile:  206.967.5961

with a copy to:

Barry G. Ziker

Salter Joyce Ziker, PLLC

1601 Fifth Avenue

Suite 2040

Seattle, Washington 98101

Telephone:  206.957.5960

Facsimile:  206.967.5961

Borrower:

MGN Technologies Inc.

409 Granville Street

Suite 1505

Vancouver, British Columbia  V6C 1T2

Telephone:    604.602.9596

Facsimile:  604.642.6411

with a copy to:

Cam McTavish

Clark Wilson LLP

885 West Georgia Street

Suite 800

Vancouver, British Columbia  V6C 3H1

Telephone: 604.687.5700

Facsimile:  604.687.6314

(2)

Nonwaiver.  No failure or delay on Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(3)

Amendment and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(4)

Assignments.  This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Lender, in its sole discretion.

(5)

Payments Free of Taxes.  All payments made by Borrower under the Loan Documents shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement.  Upon request by Lender, Borrower shall furnish evidence satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(6)

Partial Invalidity.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(7)

Expenses.  Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Agreement.

(8)

Construction.  Each of this Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel.  Accordingly, this Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

(9)

Entire Agreement.  This Agreement taken together with the other Loan Documents constitute and contain the entire agreement of Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(10)

Other Interpretive Provisions.  References in this Agreement and each of the other Loan Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive.  The Recitals set forth above are hereby incorporated into and made an integral part of this Agreement.

(11)

Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without reference to conflicts of law rules.  Borrower hereby unconditionally consents to King County, Washington as the venue in any action arising out of or relating to this Agreement or any of the other Loan Documents.

(12)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(13)

Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of providing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth above.

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IN WITNESS WHEREOF, Borrower has caused this Loan Agreement to be executed as of the day and year first above written.

Borrower:

MGN TECHNOLOGIES, INC.

By:  /s/ Mark Jensen____________________

Name:  Mark Jensen____________________

Title:  President and Chief Executive Officer

Lender:

ALLIANCE CAPITAL VENTURES, LLC

By  Takano Capital, Inc.

Its Manager

By /s/ Michael Takana____________

      Michael Takano, President